UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 14, 2012

Tutor Perini Corporation
(Exact name of registrant as specified in its charter)
____________________

Massachusetts	1-6314	04-1717070
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

15901 Olden Street, Sylmar, California 91342-1093
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (818) 362-8391

None
(Former name or former address, if changed since last report)
____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Election of Martin Melone as a Director

On March 14, 2012, at the recommendation of the Corporate Governance and Nominating Committee, the Board of Directors of the Company (the “Board”) elected Martin Melone as an independent Class II director of the Company with a term expiring at the 2013 annual meeting of shareholders. Mr. Melone’s term will begin effective on the date of the Company’s 2012 Annual Meeting. The Board has determined that Mr. Melone will serve on the Audit Committee.  Mr. Melone’s compensation will be similar to other non−employee directors of the Company, which is described in the Company’s proxy statement for its 2011 annual meeting of shareholders filed with the Securities and Exchange Commission on April 15, 2011.

Mr. Melone was a partner of Ernst & Young, LLP, an accounting firm, from 1975 to 2001. He was also a director of Countrywide Financial Corporation from August 2003 to June 2008, serving at various times on the audit and ethics, finance, corporate governance & nominating, and special oversight committees. He was also a director of Parsons E & C Corporation from March 2003 to November 2004.  Mr. Melone served as the chair of the audit and ethics committee of Internet Brands, Inc. until its sale in December 2010. He is currently a member of the board of CanWel Building Materials Group, Ltd. He is a Trustee and Chair of the Audit Committee of the California Science Center Foundation, as well as a director of Public Counsel. Mr. Melone is a member of the Board of Regents of Santa Clara University and the Advisory Board of the Markkula Center for Applied Ethics.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tutor Perini Corporation

Dated: March 15, 2012	By: /s/Michael J. Kershaw
Michael J. Kershaw
Executive Vice President and Chief Financial Officer